                  [Dohan and Company, P.A., CPA's, Stationery]

April 13, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

RE: Commission File #333-94265

Commissioners:

We were previously principal accountants for 3045 Corporation and on December
26, 2000, we reported on the financial statements of 3045 Corporation as of and for the years ended November 30, 2000 and 1999. On April 11, 2001, we were dismissed as principal accountants of 3045 Corporation. We have read Floran
International Inc.'s statements included under Item 4 of its Form 8-K for April
9, 2001 concerning our Firm and we agree with such statements, except we are not in a position to agree or disagree that:

        Effective April 9, 2001, the Company engaged Salberg & Company, P.A.
        as the Company's principal accountant

        The decision to change accountants was approved on April 9, 2001

        The Company changed its name from 3045 Corporation to Floran
        International, Inc.

        Fred Jarosz is the Company's President

Very truly yours,

/s/ Steven H. Dohan CPA

Steven H. Dohan, CPA, Managing Director
Dohan and Company, CPA's
Miami, FL
April 13, 2001

cc: Floran International, Inc.
    Attn: Fred Jarosz
    Chief Financial Officer
    501 West Monroe Street
    Springfield, IL 62701